PURCHASE AND SALE AGREEMENT



        THIS PURCHASE AND SALE AGREEMENT (the "Agreement") is made as of the 26th day of March, 1998 by and between VILLAGE PARK HOLDING COMPANY, LLC., a Rhode Island limited liability company, and VILLAGE PARK HOLDING COMPANY II, LLC, a Rhode Island limited liability company (collectively the "Seller") having a mailing address of c/o The Koffler Group, One Providence Washington
Plaza, 9th floor, Providence, Rhode Island 02903 and GROVE CORPORATION, a Delaware corporation, with a mailing address of 598 Asylum Avenue, Hartford, Connecticut 06105, Attention: Mr. Brian Navarro ("Purchaser").
                             RECITALS
      1.Seller is the fee simple owner of certain real and personal property currently utilized as residential apartment complexes and located as follows:

           A.Village Park Apartments, 40 Village Green North, East Providence, Rhode Island -- 416 units; and

           B.Winchester Woods Apartments, 80 Village Drive, East
           Providence, Rhode Island -- 62 units.

      1.Subject to the terms, provisions, and conditions of this Agreement, Purchaser is willing to purchase and Seller is willing to sell the Property (as hereinafter defined).

NOW, THEREFORE, in consideration of the mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and Purchaser hereby agree as follows:


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      1.Agreement to Purchase and Sell

           1.Seller hereby agrees to sell to Purchaser, and Purchaser hereby agrees to purchase from Seller, subject to the terms, provisions, and conditions of this Agreement, the land more particularly described on Exhibit A attached hereto, together with (i) all buildings and other improvements situated thereon;
           (ii) all easements, rights of way, reservations, privileges, appurtenances, and other estates and rights of Seller pertaining to such land and buildings;
           (iii) all right, title, and interest of Seller in and to the appliances, fixtures, machinery, equipment, materials, supplies, and other articles of personal property attached or appurtenant to such land or buildings or used in connection therewith and owned by Seller, including, without limitation, the property listed on Exhibit B attached hereto (collectively the "Personal Property"); (iv) all right, title, and interest of Seller, if any, in and to the trade name of the buildings; (v) all right, title, and interest of Seller, if any, in and to all alleys adjoining the land, and the land lying in the bed of any street, road, or avenue, opened or proposed, in front of or adjoining the land to the center line thereof, and all right, title, and interest of Seller, if any, in and to any award made or to be made in lieu thereof and in and to any unpaid award for any taking by condemnation or any damages to the land or the buildings by reason of a change of grade of any street, road, or avenue;
           (vi) all right, title, and interest of Seller under licenses, permits, leases, or other occupancy agreements and tenancies affecting said land and buildings; and (vii) all right, title, and interest of Seller in and to all warranties and guaranties affecting the buildings and the Personal Property (the land, together with all of the foregoing items listed in clauses (i) to (vii) above being hereinafter collectively referred to as the "Property").

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

      1.Purchase Price; Deposits

           1.Purchaser agrees to pay a purchase price of Nineteen Million Dollars ($19,000,000) (the "Purchase Price") for the Property. The Purchase Price, plus or minus prorations, credits, and adjustments, if any, as hereinafter provided, shall be payable as follows:

                          1.Ten Thousand Dollars ($10,000) shall
                     have been deposited by Purchaser in escrow with Adler Pollock & Sheehan P.C. (the "Escrow Agent") with the execution of the Offer to Purchase accepted by Seller on March 19, 1998.

                          2.An additional One Hundred Forty
                     Thousand Dollars ($140,000) will be deposited by Purchaser in escrow with said Escrow Agent upon the full execution and delivery of this Agreement.

                          3.An additional One Hundred Fifty
                     Thousand Dollars ($150,000) will be deposited by Purchaser in escrow with said Escrow Agent within five (5) business days after the Inspection Period Expiration Date (defined below), provided that Purchaser has not exercised its right to terminate this Agreement on or before such date as provided in Section 4 below. All deposits made under said Offer to Purchase or under this Agreement shall collectively be referred to as the "Deposit".

      The Deposit shall be held by the Escrow Agent in an interest-bearing escrow account. Interest earned on the Deposit shall be deemed part of the Deposit; provided,however,

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

      that Purchaser shall not be entitled to a credit at the Closing for such interest earned and paid to Seller. All references to the Deposit contained in this Agreement shall mean and refer to the Deposit, together with any interest accrued thereon. Except as otherwise provided herein, the Deposit shall be credited to Seller at the Closing.

           1.The balance of the Purchase Price, Eighteen Million Seven Hundred Thousand Dollars ($18,700,000), plus or minus prorations, credits, and adjustments as aforesaid, shall be payable at the Closing (as hereinafter defined) to a bank account designated by Seller through a wire transfer of immediately available funds.

           2.Seller and Purchaser agree that the allocation of the Purchase Price shall be $15,250,000 to Village Park
           Apartments and $3,750,000 to Winchester Woods
           Apartments.

           3.The Purchase Price shall be adjusted further pursuant to the provisions of Section 17 below.

      1.Closing Date

      (a) The transaction contemplated by this Agreement shall be closed (the "Closing") at the offices of Adler Pollock & Sheehan, 2300 Hospital Trust Tower, Providence, Rhode Island at 10:00 a.m. on May 28, 1998. Subject to subsection (b) below, time is of the essence as to such Closing Date.

      (b) Purchaser and Seller shall each have the right to adjourn the closing for a period or periods not to exceed, in the aggregate, fifteen (15) days.

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

      1.Property Inspection Contingency.  For a period of forty
      (40) days after the execution and delivery of the Offer to Purchase (March 19, 1998) (hereinafter called the "Inspection Period", and the last day thereof which is April 28, 1998, the "Inspection Period Expiration Date"), Purchaser and its employees, consultants, agents, and independent contractors shall have the right and permission:

           1.To review originals or photocopies of the following documents which Seller shall furnish or cause to be furnished to Purchaser for review not later than five
           (5) days after the full execution and delivery of this Agreement, unless provided otherwise below:

           1.All existing leases and all new leases and tenancies permitted pursuant this Agreement, copies of which new leases and tenancies shall be delivered to Purchaser within five (5) days after Purchaser's request therefor.

           2.Financial Information:

                                    1.Federal and state tax
                          returns of Seller for the last three (3) full calendar or fiscal years, including all schedules and appendages thereto.

                                    2.Operating statements of the
                          operation of the Property for the last
                          three (3) full calendar or fiscal years, showing in reasonable detail all income and expenses of the Property for each such period, such statements to be fully consistent in all material respects with any such statements as may have been appended to the tax returns of Seller.

                                    3.Copies of the 1996 and 1997
                          real estate and personal property tax
                          bills;    bills for water and sewer
                          usage and other utilities consumption
                          for the preceding 12-month period and
                          such other relevant information relating to the operation of the Property which Purchaser deems reasonably necessary to its review of income and expenses of the Property.

      Seller shall furnish or cause to be furnished to Purchaser for review not later than ten (10) business days after the full execution and delivery of this Agreement copies of the documents and materials listed in clauses (i) and (ii) above or, in the alternative, Seller shall make such documents available to Purchaser for inspection during the aforesaid ten day period at the offices of Seller. In the event that Seller fails to furnish or make available as aforesaid the documents and materials listed in clauses (i) and (ii) above prior to the expiration of such ten day period, Purchaser shall furnish a notice to Seller itemizing those documents and materials not so furnished or made available within five (5) business days after the expiration of such ten day period. The failure of Purchaser to deliver such notice prior to the expiration of such five day period shall be deemed an acknowledgment by Purchaser that Seller has satisfied its obligation to furnish the aforesaid documents and materials as required by this subsection (a).

      Notwithstanding anything in this Agreement to the contrary, the Inspection Period Expiration Date and closing Date shall be extended for a period of one (1) day for each day of delay by Seller in furnishing the foregoing documents to Purchaser, provided, however, that if Seller shall fail to deliver all of the foregoing documents to Purchaser within thirty (30) days after the full execution and delivery of this Agreement, then Purchaser shall have the right to terminate this Agreement and Escrow Agent shall thereupon promptly return the Deposit to Purchaser.


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

           1.To enter upon the Property at reasonable times for the purpose of conducting studies, inspections and tests, including, without limitation, physical, geotechnical and environmental tests and inspections and such other tests and inspections as Purchaser deems appropriate. The foregoing studies, inspections and tests shall be conducted at the sole cost and expense of Purchaser. In conducting the studies, inspections and tests contemplated hereby, Purchaser (i) will not unreasonably interfere with the existing uses of the Property by persons in possession thereof, (ii) shall afford reasonable prior notice, but in no event less than 48 hours, to Seller with respect to the timing and scope of any tests or inspections, and (iii) will restore promptly any physical damage caused by such studies, inspections or tests. Purchaser hereby agrees to indemnify, defend, and hold Seller free and harmless from any loss, injury, damage, claim, lien, cost or expense, including reasonable attorneys' fees and costs, resulting from or arising out of any such study, inspection or test; provided, however, that such indemnity shall not extend to claims arising with respect to any conditions existing on the Property not caused by Purchaser or its employees, agents, consultants or independent contractors, or arising from the actions thereof hereunder. During all of such studies, inspections and tests, Purchaser and its agents and employees shall observe strict confidentiality as to the nature of the transaction for which such tests, studies and inspections are being conducted.

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

           2.If, as a result of its various investigations, Purchaser determines in its sole and absolute discretion that the Property is not a suitable investment for its purposes, Purchaser shall have the right to terminate this Agreement by giving written notice of its election to terminate (the "Termination Notice") at any time prior to the Inspection Period Expiration Date. If Purchaser fails to deliver a Termination Notice on or before the expiration of such period, Purchaser shall conclusively be deemed to have waived its right to terminate this Agreement based on this Section 4 and the Deposit shall thereafter be non-refundable to Purchaser except in the event of default by Seller. If Purchaser delivers the Termination Notice to Seller prior to the Inspection Period Expiration Date, Escrow Agent shall thereupon promptly return the Deposit to Purchaser.

           3.Purchaser acknowledges that upon the expiration of the Inspection Period and provided Purchaser has not delivered a Termination Notice, Purchaser will have been granted access to and will have inspected the Property and, in such case, Purchaser agrees and represents that Purchaser is purchasing and will accept the Property "as-is" as existed at the time of expiration of the Inspection Period, subject to reasonable wear and tear, without any covenants, representations or warranties, express or implied, including without limitation, those of merchantability, habitability or fitness for any particular purpose (other than those representations and warranties contained in Section 8 hereof).

      1.Title Commitments and Surveys

           1.Purchaser shall, at Purchaser's expense, obtain (i) a title commitment (the "Commitment") for an Owner's Title Insurance Policy issued by a title insurance company reasonably satisfactory to Purchaser in the amount of the Purchase Price, covering title to the

           Property and (ii) a survey of the Property (the "Survey"). Purchaser shall have until the expiration of the Inspection Period to provide written notice to Seller of any matters shown by the Commitment and Survey affecting the Property which are not satisfactory to Purchaser, which notice (a "Title and Survey Notice") must specify the reason such matter(s) are not satisfactory and the curative steps necessary to remove the basis for Purchaser's disapproval. The parties shall then have thirty (30) days after the date of such Title and Survey Notice to make such arrangements or take such steps as they shall mutually agree to satisfy Purchaser's objection(s). The Closing hereunder shall be extended by the period of time (not to exceed 30 days) that Seller and Purchaser cooperate for purposes of agreeing to such arrangement or steps to satisfy Purchaser's objectives. If the parties fail to agree on the necessary steps, Purchaser shall have a right to terminate this Agreement during the ten (10) day period following the expiration of the aforesaid thirty (30) day period. If Purchaser exercises such right, Escrow Agent shall thereupon promptly return the Deposit to Purchaser. Thereafter, neither party shall have any further liability to the other under this Agreement. Seller, however, shall be required, either at or prior to the Closing, to discharge mortgages or other liens upon the Property as hereinafter provided or to use the Purchase Price to so discharge such mortgages unless otherwise assigned to or assumed by Purchaser pursuant to the terms hereof. Purchaser agrees to accept title subject to residential tenant leases and all matters of record (other than liens) which do not materially interfere with the current use of the Property and uses permitted under applicable zoning laws.

           2.Except as otherwise provided herein, Seller shall have no obligation whatsoever to expend any funds or cure any title or survey objections, and Seller shall not be deemed to have any obligation to cure unless Seller expressly undertakes such an obligation by a written notice to or written agreement with Purchaser.

           Notwithstanding anything to the contrary herein, if the Commitment shall disclose mortgages or other liens of definite or ascertainable amounts which may be removed by the payment of money, Seller shall clear such item(s) (i) prior to the Closing Date, by using its own funds, or (ii) on the Closing Date, by using the Purchase Price payable to Seller by Purchaser.

           3.From and after the execution of this Agreement until the Closing Date or termination of this Agreement, Seller covenants and agrees that no encumbrance, lien or other interest shall be created with respect to the Property, nor shall any lease previously presented to Purchaser for inspection be materially amended, without first obtaining the prior written consent of Purchaser thereto, such consent to be granted or denied by Purchaser in its sole and absolute discretion, provided, however, that no such consent shall be required in respect of new leases at the Property entered into by or on behalf of Seller in accordance with the terms, provisions and conditions set forth in
           Section 8(g) below or other financing of the Property to be assumed by Purchaser and as set forth herein.
           On the Closing Date, Purchaser shall conduct a search of title for the Property from the date of the Commitment through the Closing Date. Any new matters appearing of record during such rundown period not previously approved by Purchaser in writing, or not otherwise permitted hereunder, shall constitute title defects hereunder. If any such title defects exist on the Closing Date, and is not cured by Seller within a reasonable time thereafter, Purchaser may exercise its remedies for breach by Seller as provided in Section 12 below.

           4.If the Seller has received, or shall receive hereafter, notices of violations of law or municipal ordinances, orders or requirements noted in or issued by any health or other federal, state or municipal departments having jurisdiction against or affecting the Property (collectively, the "Violations"), Seller shall immediately notify Purchaser in writing of such Violations. Purchaser shall have a period of fifteen
           (15) days within which it may elect to terminate this Agreement, and upon such termination, the Escrow Agent shall refund the Deposit to Purchaser. Thereafter, neither party shall have any further liability to the other under this Agreement. If Purchaser does not elect to terminate within said fifteen (15) day period, then Purchaser shall be deemed to have agreed to accept the conveyance of the Property subject to such Violations. Notwithstanding the foregoing, in the event such Violation shall be able to be remediated by Seller for an amount less than $50,000, Seller shall cause such remediation prior to the Closing.

      1.Condemnation. If prior to the Closing Date, all or any portion of the Property is taken by eminent domain, Purchaser shall have the option to terminate this Agreement, in which event the Deposit shall be promptly returned to Purchaser. In the event that Purchaser has not elected to terminate this Agreement within thirty (30) days after receiving notice from the taking authority of such taking, then Purchaser shall be deemed to have elected to proceed with the Closing without any reduction or adjustment to the Purchase Price. In such case, Seller shall assign to Purchaser, at the Closing, all rights that Seller has to portions of the proceeds which do not exceed the Purchase Price from such eminent domain proceedings. Seller and Purchaser agree to deliver any notice of condemnation proceedings or any actual knowledge thereof to the other promptly upon receipt thereof.

     2.Fire or Other Casualty. If, prior to the Closing Date, all or any portion of the Property shall be destroyed or damaged by fire or other casualty, Seller shall give to Purchaser written notice thereof. If
       the  loss  does  not  exceed  One  Hundred  Fifty   Thousand   Dollars
       ($150,000),  Purchaser  shall not have the  option to  terminate  this
        Agreement; provided
     that Seller shall be required to assign to Purchaser at the Closing the proceeds of any insurance policy(ies) payable to Seller by reason of such fire or other casualty.

      Provided, however, if such loss shall exceed One Hundred Fifty Thousand Dollars ($150,000), Purchaser shall have the option to (i) terminate this Agreement within thirty (30) days after receiving notice from Seller of such fire or other casualty, in which event, the Escrow Agent shall promptly return the Deposit to Purchaser; (ii) proceed with the Closing without any reduction or adjustment to the Purchase Price, and in such case, Seller shall assign to Purchaser at the Closing the proceeds of any insurance policy(ies) payable to Seller by reason of such fire or other casualty;
      (iii) elect to have Seller repair and replace the Property to its condition as of the date hereof; provided, however, that Seller shall not be obligated to proceed with such repair in the event it shall take Seller longer than 6 months to cause such repair, or in the event the cost of such repair shall exceed insurance proceeds actually received by Seller plus any applicable deductible. Seller shall maintain throughout the term of this Agreement casualty insurance with respect to the buildings and the contents thereof in an amount not less than one hundred percent (100%) of the full replacement cost of such buildings and contents, excluding foundations.

      3.Seller's Covenants and Representations. Seller covenants and represents to Purchaser as follows:

           1.Seller (i) is comprised of limited liability companies, duly organized, validly existing and in good standing under the laws of the State of Rhode Island;
           (ii) has the authority and power to enter this Agreement and to consummate the transactions contemplated hereby; and (iii) has duly authorized the execution and delivery of this Agreement and is duly bound to consummate the transactions contemplated hereby.

           2.Neither this Agreement, nor the consummation of the transaction contemplated hereby, will constitute or result in a violation or breach by Seller of any agreement or contact to which Seller is bound or the Property is subject, or any judgment, order, writ, injunction, or decree issued against or imposed upon it, or will result in a violation of any applicable law, order, rule, or regulation of any government authority.

           3.Seller has not received any notification of any pending or threatened condemnation, requisition, or similar proceeding affecting the Property or any portion thereof.

           4.Except as otherwise disclosed in writing to Purchaser, Seller has not received and, to the best of Seller's knowledge, there are no notices, orders, decrees, or judgments issued, pending issuance, or threatened relating to any alleged or actual violation of fire, health, safety, traffic, sanitation, water pollution, environmental or other laws affecting, against or with respect to the Property. Seller has not received any written notification of any action, suit, proceeding, or investigation pending or threatened which might become a cloud on the title to the Property or any portion thereof. From and after the date hereof, Seller shall send to Purchaser (within three (3) days of delivery to or receipt by Seller) copies of all correspondence, notices, or other communications delivered to or received by Seller from federal, state, or local governmental authorities or agencies in connection with the Property.

           5.To the best of Seller's knowledge, there are no defaults or breaches by Seller or the Property of any of the covenants, conditions, restrictions, rights-of-way, or easements or other instruments encumbering the Property or any portion thereof.

           6.No special taxes or assessments have been levied, assessed or imposed on or against the Property or any part thereof that have not been fully and finally paid, and neither Seller, nor any of its agents or employees have received any notice, or have any knowledge, of contemplated, threatened, or pending special taxes or assessments affecting the Property or any part thereof. Without limiting the generality of the preceding sentence, and to the best of Seller's knowledge, there is no pending assessment made by municipalities wherein the Property is located or any other authority with respect to the repair, maintenance or expansion of any water or sewage systems that may be located in any public right of way adjacent to the Property, or for any other public improvements or betterments of any type which would or could give rise to an assessment against the Property.

           7.Attached hereto as Exhibit C is a true, correct and complete rent roll for the Property including each and every lease, license or other occupancy agreement affecting any portion of the Property as of the date hereof. Prior to Closing, Seller will not, without Purchaser's prior written consent (i) collect any rent for more than the then current month; (ii) give any rent concessions or agree to do any work for, or give any consideration other than possession to, any tenant except in the ordinary course of business; (iii) lease any units at the Property for a term in excess of twelve (12) months; or (iv) lease any units to any person(s) other than at market rates.

           8.There is no union contract affecting the Property or the employees thereat and Seller will not enter into any such contract prior to Closing.

           9.To the best of Seller's knowledge, there are no permits, licenses, other than ordinary business licenses, or consents required by any governmental authority in connection with the use and occupancy of the Property that have not already been obtained.

           10.From the date of this Agreement until Closing, Seller (i) shall maintain and repair the Property in its normal course of operations; (ii) shall operate the Property in its normal course of operations, including continuing to make units ready and continuing leasing;
           (iii) will pay all obligations arising from the Property, as payment becomes due; (iv) shall make no material alterations to the Property; and (v) shall maintain each of the apartment units at the Property in its current conditions, reasonable wear and tear excepted.

           11.Seller and Purchaser shall cooperate in good faith to determine whether any employees of Seller are appropriate to be employed by Purchaser after the Closing with respect to the Property. Purchaser agrees not to solicit any such employees without the permission of Seller. Notwithstanding any provisions of this Agreement to the contrary, if any, Seller shall not be obligated to cause the termination of any employees employed by Pillar Property Management, LLC, an affiliate of Seller

           12.No portion of the Property (including, without limitation, rental, security, or damage deposits to be conveyed to the Purchaser hereunder) shall be subject at the Closing to the burdens or obligations of any management agreement respecting the Property, so that Purchaser shall receive the Property free and clear of any such burdens or obligations and shall be free to enter into a management agreement or arrangement with a manager of its own choice. As of the Closing, and except as set forth on Exhibit D, there will not be any service, supply or maintenance agreements with respect to the Property or any portion thereof unless the same can be canceled upon thirty (30) days notice without the necessity of payment of any termination penalty or premium. Purchaser agrees to accept and assume the contracts set forth on Exhibit D.

           13.Seller has the right to convey and transfer the Property.

           14.To the best of Seller's knowledge, there are no causes of action or claims of any kind or character either pending or threatened against the Property or against the Seller relating to the Property.

           15.As of the Closing Date, no work will have been performed on or at the Property which might result in the imposition of a mechanic's or materialmen's lien against the Property.

      The representations and covenants of Seller set forth above shall be true, accurate, and correct on all material respects upon the date of execution of this Agreement and shall be deemed remade by Seller as of the Closing Date with the same force and effect as if first made as of and on such date.

      1.Purchaser's Representations and Warranties. Purchaser represents and warrants to Seller that Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, has duly authorized the execution and performance of this Agreement, and such execution and performance will not violate any terms of its organizational documents.

      2.Brokerage Commissions. Each party represents and warrants to the other that it has not dealt with any entity or person who would be entitled to a brokerage commission, finder's fee, or other similar compensation in connection with the transactions described herein payable from or in respect of the Purchase Price. Each party agrees to indemnify, defend, protect and hold forever harmless the other from and against any and all loss, liability, cost, damage and reasonable expense, including, without limitation, reasonable attorneys' fees, which the other may incur, suffer or sustain by reason of any other right, claim, demand or damage made or asserted by any person or persons for the payment of a brokerage commission, finder's fee or similar compensation on account of a breach of this representation and warranty. The terms of this Section shall survive Closing.

      3.Seller's Closing Deliveries. On the Closing Date, Seller shall deliver to Purchaser the following documents and instruments with respect to the Property (collectively "Seller's Closing Deliveries"), duly executed by Seller, acknowledged where appropriate and otherwise in form and content reasonably satisfactory to Purchaser's and Seller's counsel. Seller, not later than fifteen (15) days prior to the Closing Date, shall deliver to Purchaser's counsel, for approval thereby, draft photocopies of Seller's Closing
      Deliveries:

           1.A general quitclaim deed for the Property (the "Deed"), which shall be in proper statutory form for recording, subject only to the matters permitted herein so as to convey to Purchaser fee simple title to the Property. If Purchaser has caused property-line surveys of the Property to be prepared by a Rhode Island registered land surveyor or engineer, Seller will convey by use of a metes and bounds description prepared by said surveyor or engineer.

           2.A bill of sale conveying the Personal Property.

           3.An Assignment and Assumption of Leases, assigning the leases in effect as of Closing and any new leases entered into in accordance with the terms of this Agreement, together with (i) copies of such Leases, and
           (ii) a Notice to Tenants in form and substance approved by Purchaser and in accordance with Rhode Island law.

           4.Original counterparts of all the Leases (including a memorandum, certified to Purchaser, setting forth the terms of oral tenancies and oral rights for use or occupancy of the Property or any portion thereof).

           5.All keys in the possession of Seller to all locks of the Property.

           6.An Assignment of Security Deposits, assigning to Purchaser all of Seller's right, title and interest in and to the tenant security deposits, together with a listing of the security deposit obligations of Seller pursuant to the Leases, certified as true, correct and complete by an officer of Seller.

           7.A Certificate of Seller with respect to (i) prepaid rents held by Seller with respect to the Property, and
           (ii) those tenants in arrears with respect to the payment of rent and other amounts payable under the Leases, certified as true, correct, and complete by an officer of Seller.

           8.Copies of all contracts relating to the Property, if any, which Purchaser has agreed to assume, together with an assignment of such contracts to Purchaser.

           9.Such documents and instruments in respect of Seller's authority to sell the Property (including, without limitation, resolutions, incumbency certificate(s), and a certificate of good standing from the state of Seller's incorporation (including the taxing authorities of such state), and any entity signing any of Seller's Closing Deliveries), in the form customarily required by title insurance companies in the State of Rhode Island.

           10.An assignment of all transferable warranties and guarantees then in effect, if any, with respect to the improvements located on the Property or any repairs or renovations to such improvements and Personal Property being conveyed hereunder.

           11.All books and records at the Property held by or for the account of Seller, including in respect of Seller's, including, without limitation, plans and specifications and lease applications, if available. However, if Seller shall, after the Closing, require copies of any documents or records turned over to Purchaser, for Seller's legitimate business purposes, then Purchaser shall provide such copies to Seller at Seller's expense.

           12.Proof of residency for purposes of R.I.G.L. Section
           44-30-71.3.

           13.Such additional instruments, agreements, and other documents as may be necessary or convenient in order to effectuate the provisions of this Agreement.

           14.An updated rent roll reflecting rents of the Property as of the Closing. In the event such rent roll shall reflect rents which deviate from the rents reflected in the rent roll delivered herewith by more than10%, Purchaser shall have the right to terminate this Agreement, in which event the Deposit shall be returned to Purchaser and the parties shall have no further obligations hereunder.

      1.Default

           1.If Purchaser shall default under this Agreement, the Deposit shall be retained by Seller as liquidated damages, and both parties shall be relieved of and released from any further liability hereunder, except for the indemnification obligations of Purchaser pursuant to Section 4(b) above. In such case, Seller and Purchaser agree that the Deposit is a fair and reasonable amount to be retained by Seller as agreed and liquidated damages in light of Sellers removal of the Property from the market and the costs incurred by Seller and shall not constitute a penalty or a forfeiture.

           2.Seller acknowledges that the Property is of a special, unique and extraordinary character, and that any violation of this Agreement by Seller would be highly injurious to Purchaser, and therefore, if Seller shall default in the performance or observance of any of its covenants, agreements, or obligations for any reason other than a default by Purchaser, or if Seller shall violate any of its representations, warranties or covenants contained in this Agreement, Purchaser shall, in addition to the rights hereinafter provided, be entitled to the immediate return of the Deposit. Upon Seller's default, Purchaser, at Purchaser's election, may exercise any and all rights and remedies available to Purchaser at law or in equity, including, without limitation, the right to enforce specific performance by Seller. If this Agreement is terminated by Purchaser following Seller's default, Escrow Agent shall promptly return the Deposit to Purchaser.

           3.For purposes hereof, a breach by either party hereunder shall constitute a "default" only after written notice by the non-defaulting party to the other specifically stating the alleged breach and the failure of the defaulting party to thereafter cure such breach within five (5) days after the receipt of such written notice.

      1.Prorations, Closing Costs, and Adjustments

           1.Subject to the terms of Section 17 below, the following items shall be apportioned between Seller and Purchaser as of midnight of the day preceding the Closing Date:

                          1.Real estate taxes, assessments, and
                     sewer and water use charges.

                          2.Rent, parking charges, laundry
                     machine, and vending machine revenues and other amounts paid by tenants if, as, and when received.

                          3.Fuel and other utilities (including,
                     without limitation, electricity, water, and
                     gas).

                          4.Personal property taxes, if any.

                          5.Such other items as are customarily
                     adjusted in connection with commercial real estate transactions of this type.

           1.Purchaser shall receive a credit at Closing against the Purchase Price for the aggregate security deposit liability under the Leases.

           2.Seller shall pay the conveyance taxes applicable to the transfer of the Property. Purchaser shall pay recording fees, except such as relate to the discharge of liens or other encumbrances on the Property. The fees and expenses of the Escrow Agent in connection with the administration of this Agreement, if any, shall be borne equally by Seller and Purchaser.

           3.All prorations, adjustments and credits made and determined as provided herein shall be final as of the Closing Date; provided, however, that if subsequent to the Closing Date, an error or omission in the determination or computation of any of such prorations, adjustments or credits shall be discovered, immediately upon discovery thereof the appropriate adjustments required to correct such error or omission shall be made. Except as expressly provided herein, the purpose and intent as to the provisions of prorations and apportionments set forth herein is that Seller shall bear all expenses of ownership and operation of the Property accruing through midnight at the end of the day preceding the Closing Date and Purchaser shall bear all such expenses accruing thereafter. Any items not specifically listed herein, but requiring adjustment, shall be adjusted as aforesaid at Closing. This provision shall survive the Closing.

           4.Prior to or on the Closing Date, Seller shall deliver to Purchaser a certificate, signed by Seller, setting forth the name of each tenant delinquent in the payment of any rents and setting forth the amount of such delinquent rents (the "Delinquent Rents") and, with regard to such Delinquent Rents:

                          1.the first rents received by Purchaser
                     after the Closing Date from any tenant on such certificate shall be applied first to then current rents due from such tenant and any amount remaining after such application (but in no event in excess of two month's rents payable by such tenant) shall be paid by Purchaser to Seller on account of such Delinquent Rents;

                          2.Purchaser shall not be obligated to
                     incur any expense or institute any action or proceeding to collect any such Delinquent Rents, nor shall Purchaser be prohibited from terminating any Lease as the result of such delinquencies; and

                          3.in the event any tenant shall pay any
                     rents with an indication that it intends to contest such rents or the amount thereof, such rents shall not be apportioned, but shall be held by Purchaser subject to the outcome of the tenants contest.

      1.Notices. Any notice regarding this Agreement, or any transaction or other matter arising in connection herewith, shall be in writing and be served upon the party to which it is directed at the following addresses:

If to Seller:   Village Park Holding Company, LLC and

                                     Village Park Holding Co., II, LLC
                                     c/o The Koffler Group
                                     One Washington Plaza, 9th floor
                                     Providence, RI 02903
                                     Attn: Anthony J. DeLuca, COO

      With a copy to:                Robert I. Stolzman, Esq.
                                     Adler Pollock & Sheehan, P.C.
                                     2300 Hospital Trust Tower
                                     Providence, RI 02903

      If to Purchaser:               Grove Corporation
                                     598 Asylum Avenue
                                     Hartford, CT  06105
                                     Attn:  Mr. Brian Navarro

      With a copy to:                Edward J. McNamara, Esq.
                                     Kroll, McNamara & Evans
                                     29 South Main Street
                                     West Hartford, Ct 06107

      Escrow Agent:                  Adler Pollock & Sheehan, P.C.
                                     2300 Hospital Trust Tower
                                     Providence, RI 02903
                                     Attn: Robert I. Stolzman, Esq.

      Any notice may be served personally or be sent by certified mail, return receipt requested, or by Airborne, UPS, Federal Express, or similar overnight express service or by facsimile. If sent by certified mail, a notice shall be deemed to have been given the next day following the date deposited with the United States Postal Service, postage prepaid. If sent by overnight express service, a notice shall be deemed to have been given one (1) business day after pickup by such overnight service. If sent via facsimile, a notice shall be deemed to have been given on confirmation of receipt. The address at which notice is to be given to either party may be changed by giving notice to the other party as provided above.

      1.Miscellaneous

           1.Entire Agreement. The Recitals set forth at the beginning of this Agreement and the Exhibits attached hereto are incorporated in and made a part of this Agreement by this reference. This Agreement is the entire agreement between the parties with respect to the subject matter hereof, and no alteration, modification or interpretation hereof shall be binding unless in writing and signed by Seller and Purchaser. With respect to all time periods and dates referred to in this Agreement, time shall be of the essence.

           2.Severability. If any provision of this Agreement or application to any party or circumstances shall be determined by any court of competent jurisdiction to be invalid and unenforceable to any extent, the remainder of this Agreement or the application of such provision to such person or circumstances, other than those as to which it is so determined invalid or unenforceable, shall not be affected thereby, and each provision hereof shall be valid and shall be enforced to the fullest extent permitted by law.

           3.Applicable Law. This Agreement shall be construed and enforced in accordance with the laws of the State of Rhode Island.

           4.Assignability. Purchaser shall have the right, on or before the Closing Date, to transfer or assign its rights and obligations under this Agreement to its designee, without the consent of Seller. Purchaser shall provide to Seller a copy of the executed instrument of assignment effectuating any such assignment, together with the name and address of the assignee. Any permitted assignee shall be deemed to have assumed, agreed to, and be bound by all of Purchaser's obligations and liabilities under this Agreement. Upon any such assignment, the Purchaser named in and which signed this Agreement shall continue to be obligated under this Agreement.

           5.Successors Bound. This Agreement shall be binding upon and inure to the benefit of Purchaser and Seller and their respective heirs, executors, administrators, personal representatives, successors, and assigns.

           6.Captions. The captions in this Agreement are inserted only as a matter of convenience and for reference and in no way define, limit, or describe the scope of this Agreement or the scope or content of any of its provisions.

           7.Attorneys' Fees.     In the event of any litigation
           arising out of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees and costs.

           8.No Partnership or Joint Venture. Nothing contained in this Agreement shall be construed to create a partnership or joint venture relationship among Seller and Purchaser.

           9.Recordation. Purchaser and Seller agree not to record this Agreement or any memorandum hereof.

           10.Survival. The provisions of this Agreement expressly stating that they survive the Closing shall survive the Closing and shall not merge with the deed to be delivered at the Closing.

           11.Knowledge of Seller. Except as otherwise provided, whenever a representation is made in this Agreement on the basis of the knowledge of Seller, such representation is made after inquiry and investigation by Seller of its officers, employees, agents and representative having responsibility for the Property.

           12.Construction. This Agreement shall be construed without regard to any presumption or other rule requiring construction against the party causing this Agreement or any part hereof to be drafted.

           13.Like Kind Exchange. At the election of Seller, Purchase shall cooperate with Seller by amending, modifying or altering the terms of this Agreement to allow Seller to effectuate an exchange of like kind property; provided that such activity shall not increase the Purchase Price or alter the cost of acquiring the Property for Purchaser.

     1.Duties and Responsibilities of Escrow Account

           1.Seller and Purchaser acknowledge and agree that Escrow Agent (i) shall not be responsible for any of the agreements referred to herein, but shall be obligated only for the performance of such duties as are specifically set forth herein; (ii) shall not be obligated to take any legal or other action hereunder which might in its judgment involve any expense or liability unless it shall have been furnished with acceptable indemnification; and (iii) may rely on and shall be protected in acting, or refraining from acting, upon any written notice, instruction, instrument, statement, request or document furnished to it hereunder and believed by it to be genuine and to have been signed or presented by the proper person, and shall have no responsibility for determining the accuracy thereof.

           2.Said Escrow Agent shall not be liable to anyone for any action taken or omitted to be taken by it except in the case of gross negligence or willful misconduct. Seller jointly and severally, covenant and agree to indemnify Escrow Agent and hold said Agent harmless without limitation from and against any loss, liability or expense of any nature incurred by Escrow Agent arising out of or in connection with the administration of said Agent's duties hereunder, including but not limited to legal fees and other costs and expenses of defending or preparing to defend against any claim or liability, unless such loss, liability or expense shall be caused by Escrow Agent's willful misconduct or gross negligence.

           3.Seller and Purchaser, jointly and severally, agree to assume any and all obligations imposed now or hereafter by any applicable tax law with respect to the payment of Deposit under this Agreement, and to indemnify and hold Escrow Agent harmless from and against any taxes, interest, penalties and other expenses, that may be assessed against Escrow Agent on any such payment or other activities under this Agreement. Seller and Purchaser, jointly and severally, agree to indemnify and hold Escrow Agent harmless from any liability on account of taxes, assessments or other governmental charges, including without limitation the withholding or deduction or the failure to withhold or deduct same, and any liability for failure to obtain proper certifications or to properly report to governmental authorities, to which Escrow Agent may be or become subject in connection with or which arises out of this Agreement, including costs and expenses (including reasonable legal fees), interest and penalties.

           4.Seller agrees to pay or reimburse Escrow Agent for any costs incurred in connection with the services hereunder.

           5.Upon written notice from either Seller or Purchaser that a dispute has arisen with respect to the delivery, ownership, right of possession, or disposition of the Deposit, Escrow Agent shall and is authorized and directed to retain in its possession without liability to anyone, all of the Deposit until such dispute shall have been settled either by the mutual agreement of the parties involved or by a final order, decree or judgment of a Court in the United States of America, the time for perfection of an appeal of such order, decree or judgment having expired. Escrow Agent may, but shall be under no duty whatsoever to, institute or defend any legal proceedings which relate to the Deposit.

           6.Escrow Agent hereby agrees and covenants that following the Inspection Period Expiration Date, Escrow Agent shall not without the prior written consent of both Seller and Purchaser disburse the Deposit to any person or entity other than at and in conjunction with the Closing.

           7.Nothing herein contained shall prevent Adler Pollock
           & Sheehan, P.C., the Escrow Agent, from continuing to act as legal counsel to the Seller.

     1.Mortgage Contingency and Additional Purchase Price Adjustment.

           1.Not later than 10 days after the Inspection Period
           Expiration Date, Seller shall have the right to notify
           Purchaser that Seller will assign to Purchaser mortgage financing rights of Seller with CIGNA upon the following terms:

          (i)  with respect to Village Park Apartments,
                $10,000,000 at a rate per annum of 6.84% and an amortization schedule of 25 years with a term of 7 years; and/or

          (ii) with respect to Winchester Woods Apartments,
                $2,400,000 at a rate per annum of 7.05% and an amortization schedule of 25 years with a term of 7 years.

     (b) Purchaser shall have until the Inspection Period Examination Date to satisfy itself to its reasonable satisfaction with respect to the terms and conditions of such CIGNA financing to be assigned to and assumed by Purchaser. Seller represents that such terms and conditions will be substantially similar to the existing financing package of Seller with CIGNA secured by the Winchester Woods portion of the Property.
           Seller shall use its reasonable efforts to assist Purchaser in evaluating such financing terms, and Purchaser agrees to direct all inquiries and communications to CIGNA by and through Seller. Seller represents that at the time of such assignment, such financing with CIGNA shall be current and in good standing.

     (c) In the event CIGNA charges a fee or other charge for such assignment of Seller's financing to Purchaser, each of Seller and Purchaser shall share equally in paying such fee a charge by making the appropriate adjustments and credits to the Purchase Price at the Closing; provided, however, that in no event shall Purchaser's share of such fees or charges exceed $35,000. Any assignment and assumption documents required shall be reasonably satisfactory to Seller and Purchaser.

     (d) Seller and Purchaser acknowledge that Seller has pending before the City of East Providence a request for abatement of ad valorem taxes assessed against the Property. In consideration of Seller's efforts in this regard, Purchaser agrees to pay to Seller, in addition to the Purchase Price, an amount equal to the product of 9 multiplied by the difference between the amount of annual tax due based upon the December 31, 1997 assessment with respect to the Property and the amount of annual tax due upon notice from the City of East Providence of any reduction of annual taxes due to a change of the assessment of the Property or otherwise. Purchaser shall pay such amount to Seller upon the earlier of the Closing or within 10 days of notice from Seller or the City of East Providence of such reduction; provided, however, that this Section 17(d) shall survive the Closing for a period not to exceed 90 days. By way of illustration and not to limit the terms hereof, in the event that the City of East Providence reduced the annual tax obligation with respect to the Property by an amount equal to $10,000, Purchaser shall pay to Seller an amount equal to $90,000.


     1.All matters relating to this Agreement shall be kept absolutely confidential prior to the Closing Date.
      Purchaser agrees not to contact any tenant, employee, or other party without the express written authorization of Seller, which authorization shall not be unreasonably withheld when necessary for Purchaser to conduct its studies, inspections, and tests during the Inspection Period. Seller recognizes that Purchaser shall be required to employ outside title examiners, surveyors, engineers, and other professional and technical persons as part of its Inspection Period studies, and Seller consents that such persons shall have reasonable access to the Property and to the records thereof for the purposes of such studies.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.


                               SELLER:

                               VILLAGE PARK HOLDING COMPANY, LLC


                               By:  /s/ Anthony J. DeLuca
                               --------------------------
                               Name:Anthony J. DeLuca
                               Its: Manager


                               VILLAGE PARK HOLDING COMPANY II,
                                LLC

                               By:   /s/ Anthony J. Deluca
                               ---------------------------
                               Name: Anthony J. DeLuca
                               Its:  Manager



                               PURCHASER:

                               GROVE CORPORATION


                           By:   /s/ Brian Navarro
                               -----------------------
                               Print Name:  Brian Navarro
                               Its: President